UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/26/2006

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-1070

VA	13-1872319
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of principal executive offices, including zip code)

314-480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On June 26, 2006, Olin Corporation (the "Registrant") issued a press release, attached as Exhibit 99.1 hereto, which is incorporated by reference, announcing the commencement by the Registrant of an exchange offer for up to $125 million of its outstanding $200 million 9.125% Notes due 2011 (the "Old Notes"), which were issued in 2001. The exchange offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated June 26, 2006, and the related letter of transmittal.

The exchange offering is only made, and copies of the offering documents will only be made available, to holders of Old Notes that have certified certain matters to the Registrant, including their status as "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act of 1933 ("Eligible Holders"). An offering memorandum, dated today, will be distributed to Eligible Holders.

The Registrant is offering to exchange, for each $1,000 principal amount of Old Notes, a like principal amount of New Notes, and cash. The total exchange price will include an early participation payment of $20 per $1,000 principal amount payable only to holders of Old Notes that validly tender and do not withdraw their Old Notes at or before 5:00 p.m. New York City time on July 11, 2006, unless extended. The total exchange price for the Old Notes is based on a fixed-spread pricing formula and will be calculated at 2:00 p.m. New York City time on July 12, 2006. The New Notes will mature on June 15, 2016 and will bear interest at an annual rate that is not to exceed 7%, determined one business day after the early participation date of the exchange offer, such that the new issue price will be at or below, but as close as possible to, par. The exchange offer is scheduled to expire at 5:00 p.m. New York City time on July 25, 2006, unless extended.

This Current Report on Form 8-K shall not constitute an offer to purchase any securities, a solicitation of an offer to sell any securities or an offer to exchange the Old Notes. The exchange offer is made only pursuant to an offering memorandum and related letter of transmittal and only to such Eligible Holders and in such jurisdictions as is permitted under applicable law.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.        Exhibit
99.1        Press Release dated June 26, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

Date: June 26, 2006	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 26, 2006